SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NO.: 0-50469


                       Date of Report: April 28, 2006


                            VERIDIUM CORPORATION
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          (Exact name of registrant as specified in its charter)


        Delaware                                       59-3764931
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   (State of other jurisdiction of                 (IRS Employer
    incorporation or organization                  Identification No.)


    535 West 34th Street, Suite 203, New York, New York     10001
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    (Address of principal executive offices)             (Zip Code)


                              (888) 870-9197
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            (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2006 Cornell Capital Partners, LP purchased from Laurus Master Fund, Ltd. the Secured Minimum Borrowing Note and the Revolving Note that Veridium issued to Laurus on March 31, 2004. The aggregate debt, including accrued interest and penalties, was $2,190,146.68.

Subsequently Veridium agreed with Cornell Capital Partners to amend the Revolving Note such that its terms are now identical to the Secured Minimum Borrowing Note. Veridium also agreed to modify the conversion feature of the two Notes. The Notes, as modified, may be converted by Cornell Capital Partners into common stock at a conversion rate equal to the lesser of (a) $.10 per share or (b) 90% of the lowest VWAP for the thirty trading days preceding conversion.

Item 9.01	Financial Statements and Exhibits

Exhibits:

3-a Secured Minimum Borrowing Note dated March 31, 2006 - filed as Exhibit 4-6 to the Annual Report on Form 10-KSB for the year ended December 31, 2004 and incorporated herein by reference.

3-b   Letter Agreement between Veridium and Cornell Capital Partners.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2006                     VERIDIUM CORPORATION

                                        By: /s/ Kevin Kreisler
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                                        Kevin Kreisler, Chief Executive Officer